RECEIVED
UNITED STATES BANKRUPTCY COURT                                  NOV 20 1997
NORTHERN DISTRICT OF NEW YORK
 ............................................x      OFFICIAL BANKRUPTCY JUDGE
                                                         UTICA, NEW YORK
In Re

     THE BENNETT FUNDING GROUP, INC.                      CASE NO. 96-61376

                        Debtor                       Chapter 11
                                                     Substantively Consolidated
 ............................................x
                                                     ORDER
                                                                      FILED
                                                                   NOV 24, 1997
                                                                  OFFICE OF THE
                                                                BANKRUPTCY CLERK
                                                                   UTICA, NY

            Upon the Trustee's Motion, dated November 4, 1997 (the "Motion"), for an Order authorizing the Trustee: (a) to exchange all the debt due to the Estate by Resort Funding, Inc. ("RFI") under certain notes in return for (i) issuance to the Estate Of Equivest Finance, Inc. ("Equivest") common stock, and
(ii) cancellation of all debt claims of RFI and Equivest against the Estate; (b) to amend the terms of the existing right of offset between RFI and the Estate relating to the Option B settlement loans; and (c) to vote the Estate's current common shares in favor of (i) an increase the number of authorized but unissued shares of Equivest common stock and (ii) the adoption of a stock incentive plan; and upon the Affidavit of Richard C. Breeden, Trustee, sworn to November 3, 1997; and upon the Affidavit of Gerald L. Klaben, Jr., sworn to November 5, 1997; and upon an objection having been filed by the United States Trustee; and upon the objection dated having been filed by Harter, Secrest & Emery on behalf of certain banks; and upon the Trustee's Reply, dated November 18, 1997, to the United States Trustee's objection; and upon the hearing having been held an November 18, 1997 on the Motion; and upon the appearance at the hearing of Simpson Thacher & Bartlett, counsel to the Trustee (M.0. Sigal, Jr., Esq.), the United States Trustee (Guy
A. Van Baalen, Esq.), Wasserman, Jurista & Stolz (Harry N. Gutfleish, Esq.) on behalf of the Creditors' Committee, Harter, Secrest and Emery (Debra SuDock, Esq.) on behalf of certain banks, Hancock & Estabrook (Stephen A. Donato, Esq.) on behalf of certain banks, and Costello, Cooney & Fearon (Michael J. Balanoff, Esq.) on behalf of certain banks and upon arguments of counsel and after due deliberation and sufficient cause existing therefor; it is hereby

            ORDERED that the Motion is granted, except as to the portion of the Motion that sought authority to vote the Estate's shares of Equivest Common Stock (as defined in the Motion) in favor of the Incentive Plan (as defined in the Motion) which is adjourned to December 2, 1997; and it is further

            ORDERED that the Trustee is authorized to exchange all the debt due to the Estate by RFI under the Notes (as defined in the Motion) in return for
(i) issuance to the Estate by Equivest of the New Shares (as defined in the Motion), and (ii) the cancellation of debt claims of RFI and Equivest against the Estate in the amount of $308,786.79; and it is further

            ORDERED that the Trustee is authorized to amend the terms of the existing right of offset relating to the Option B settlement loans to allow RFI to offset losses on BFG lease collections against the 3% settlement referral fee due on any Option B loan to the estate from RFI; and it is further

            ORDERED that the Trustee is authorized to vote the Estate's shares of Equivest Common Stock in favor of an admendment of the articles, of incorporation of Equivest adopted by the board of directors of Equivest to increase the number of authorized but unissued shares of Common stock to 50,000,000.



                                           /s/ Stephen D. Gerling
                                           ------------------------------
                                           Honorable Stephen D. Gerling
                                           Chief U.S. Bankruptcy Judge

Dated:  November 24th, 1997
        Utica, New York

                        CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             EQUIVEST FINANCE, INC.

                                                                Filed
                                                             98 FEB 20 PM 4:15
                                                           SECRETARY OF STATE
                                                          TALLAHASSEE, FLORIDA

      Pursuant to the requirements of Section 607.1006, Florida Statutes, the undersigned does hereby make, swear to, adopt and file this Certificate of Amendment to the Articles of Incorporation of EQUIVEST FINANCE, INC. ("Corporation") which Corporation was incorporated under the laws of the State of Florida on August 31, 1983, under Charter No. G62115;

      1. The Board of Directors has proposed to the shareholders of the Corporation to increase the number of authorized shares of Common Stock of the Corporation from 10,000,000, par value of $.05, to 50,000,000, par value $05, and the Board of Directors has consented to such amendment.

      2. The voting groups entitled to vote on the amendment are as follows: (i) the holders of the Common Stock, and (ii) the holders of the Common Stock, Convertible Preferred Stock and Series 2 Preferred Stock, voting as a group. No other groups of shareholders are entitled to vote as a group with respect to the amendment.

      3. A majority of the shareholders in each voting group have consented to such amendment. Therefore, Article III.A. of the Corporation's Articles of Incorporation shall be deleted in its entirety and the following inserted in its place:

      "A. 50,000,000 common shares at a par value of $.05 per share and"

      4. All other provisions of the Corporation's Articles of Incorporation shall remain in full force and effect, unaltered except as expressly provided above.

      5. The foregoing amendment to the Articles of Incorporation was adopted by the Corporation's Board of Directors and a majority of the shareholders entitled to vote thereon on the 29th day of October, 1997. The number of votes cast were sufficient for approval.

DATED this 19th day of February, 1998.

                                          EQUIVEST FINANCE, INC.

***CORPORATE SEAL***


                                          By:/s/ Gerald L. Klaben Jr.
                                          ---------------------------
                                               Gerald L. Klaben Jr.
                                               Executive Vice President

  STATE OF NEW YORK        )
                           :ss
  COUNTY OF ONODAGA        )

      The foregoing was acknowledged before me this 19th day of February, 1998, by Gerald L. Klaben, Jr., to me personally known, and he acknowledged before me that he executed the foregoing Certificate of Amendment, under oath, for the purposes therein set forth with full authority in the premises.

   ***NOTARIAL SEAL****          /s/ Jacqueline A. Dacey
                                 --------------------------------
                                   NOTARY PUBLIC, State of New York

                                 JAQUELINE A. DACEY
                                 Notary Public in the State of New York
                                 Qualified in Onondaga County No. 4042359
                                 My Commission Expires Sept, 19, 1998